CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Azzad Funds and to the use of our report dated August 25, 2003 on the financial statements and financial highlights of Azzad/Dow Jones Ethical Market Fund and the Azzad Ethical Income Fund.   Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

November 4, 2003